SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                              TRIMFAST GROUP, INC.
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               (Exact name of Registrant as specified in charter)

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest Reported event) December 20,  2000

        Nevada                          0-26675                     88-0367136
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(State or other jurisdiction          (Commission                 (IRS Employer
 Of incorporation)                     File No.)                   I.D.  No.)


      777 S. Harbour Island Blvd. Suite 780 Tampa, Florida             33602
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      (Address of principal executive offices)                       (Zip code)

Registrant's Telephone Number, including area code        (813)275-0050
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Item 4.  Changes in Registrant's Certifying Public Accountant

         a. As a result of the resignation of Weinberg & Co., and pursuant to a meeting of the Company's Board of Directors, the Company chose to engage the accounting firm of John Semmens, CPA as independent accountants for the Company.

         B. There has been no disagreements with Weinberg & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

         C. Weinberg & Co.'s report on the Company's financial statements contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         D. The Company has requested that Weinberg & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Weinberg & Co's letter to the SEC is filed as Exhibit 16 to the Form 8-k.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TrimFast Group, Inc. .


   /s/Michael Muzio
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BY:   Michael Muzio, president

Dated: This 22nd day of December 2000